UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 21, 2005

CATALYST SEMICONDUCTOR, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21488	77 0083129
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1250 Borregas Avenue, Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(408) 542 1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 21, 2005, Catalyst Semiconductor, Inc. (“Catalyst”) entered into a Separation Agreement and Release (the “Agreement”) with Barry Wiley, who served as Catalyst’s Vice President of Corporate Marketing until July 20, 2005 (the “Separation Date”).  The Agreement was effective on July 29, 2005.

Pursuant to the terms of the Agreement, Catalyst made a lump sum severance payment to Mr. Wiley of $82,500, less applicable withholding, and will reimburse Mr. Wiley for the costs associated with continuing health insurance coverage under COBRA for the 6-month period ending January 31, 2006.  In addition, in accordance with the terms of the stock options held by Mr. Wiley, all vested stock options as of the Separation Date remain exercisable for a period of 30 days following the Separation Date, and all unvested stock options as of the Separation Date were terminated.  Mr. Wiley provided a general release of claims, and is prohibited from soliciting Catalyst’s employees or customers for a 6-month period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 3, 2005

CATALYST SEMICONDUCTOR, INC.

By:	/s/ Thomas E. Gay III
Thomas E. Gay III
Vice President, Finance and Administration and Chief Financial Officer